Exhibit 99.1

Precision BioSciences to Present at the 40th Annual J.P. Morgan Health Care Conference

DURHAM, N.C., January 4, 2022 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage biotechnology company developing ex vivo allogeneic CAR T therapies and in vivo therapies with its ARCUS® genome editing platform, today announced that Michael Amoroso, Chief Executive Officer will present a corporate update at the Annual J.P. Morgan Health Care Conference taking place virtually January 10-13, 2022. Precision Co-Founder and Chief Scientific Officer, Derek Jantz, Ph.D., Chief Financial Officer, Alex Kelly and Chief Medical Officer, Alan List, M.D., will join Michael for Q&A.

Details for the virtual company presentation are as follows:

Date: Wednesday, January 12, 2022

Time: 2:15 - 2:55 PM ET

A live webcast of the presentation and accompanying presentation materials, as well as the archived replay of the webcast will be accessible on Precision’s website in the Investors section under Events & Presentations: https://investor.precisionbiosciences.com/events-and-presentations.

About Precision BioSciences, Inc.
Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Investor Contact:

Alex Kelly

Chief Financial Officer

Alex.Kelly@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com